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                                                                   EXHIBIT 23(e)

                   CONSENT OF ALEX. BROWN & SONS INCORPORATED

    We hereby consent to the inclusion of our opinion letter dated January 30, 1994 to the Board of Directors of Radiation Systems, Inc. as Exhibit C to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Radiation Systems, Inc. with and into CTS America, Inc., a wholly-owned subsidiary of Comsat Corporation, and to the references to such opinion in such Proxy Statement-Prospectus under the captions "SUMMARY -- Opinion of RSi's Financial Advisor" and "THE MERGER -- Background of the Merger," "-- Recommendation of the RSi Board of Directors; RSi's Reasons for the Merger" and "-- Opinion of RSi's Financial Advisor." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Alex. Brown & Sons Incorporated

                                          By:        /s/ PATRICK J. KERINS

                                          --------------------------------------

Baltimore, Maryland

May 2, 1994